EXHIBIT 10.12

                              CONSULTING AGREEMENT

        This Consulting Agreement between Coach USA, Inc., a Delaware corporation ("Company") and Exel Holdings, Ltd. ("Consultant") is hereby entered into this 21st day of March, 1996 to be effective as of the consummation of the initial public offering of the Company's common stock.

        NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

     1. DUTIES.

          (a) The Company hereby engages Consultant as a merger and acquisition consultant to assist the Company in implementing its strategy to acquire additional passenger motorcoach service businesses, including to the extent requested by the Company,

               (i) assisting the Company in designing the Company's acquisition program and identifying and evaluating potential acquisition candidates, their operations, historical performance and future prospects,

               (ii) advising the Company on proposed structure, purchase prices and forms of consideration for acquisitions,

               (iii) advising the Company with respect to professional advisers and others to be retained by the Company in connection with proposed acquisitions and coordinating their activities and

               (iv) advising the Company in discussions and negotiations with acquisition candidates.

          (b) The consulting activities will be provided primarily by Paul Verrochi and Dominic Puopolo on behalf of Consultant. Consultant hereby accepts this engagement upon the terms and conditions herein contained and agrees to devote a reasonable amount of time, attention and efforts to promote and further the business and services of the Company.

     2. COMPENSATION.

          (a) For all services rendered by Consultant to the Company, the Company shall compensate the Consultant monthly at the annual rate of $100,000.

          (b) The Company shall reimburse Consultant for all ordinary and necessary business expenses lawfully and reasonably incurred by Consultant in the performance of its services. All reimbursable expenses shall be appropriately documented in reasonable detail by Consultant upon submission of any request for reimbursement.

     3. TERM; TERMINATION; RIGHTS OF TERMINATION. The term of this Agreement shall begin on the date of this Agreement and continue for a period of three (3) years unless terminated for "cause" by either party as a result of the failure of the other party to perform its obligations under this Agreement.

     If Consultant terminates this Agreement for "cause" the Company shall be required to pay Consultant in a lump sum all compensation due Consultant and not previously paid and all compensation that would have been payable for the remaining portion of the three year period.

     4. TAXES. It is mutually understood and agreed that in the performance of its services under this Agreement, Consultant is at all times performing its services as an independent contractor, and acknowledges that it is responsible for payment of its federal income tax, employment taxes and social security taxes for its employees. Further, Consultant will comply with all taxing authorities, regulations and laws, whether federal or state.

     5. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Except as required by the nature of Consultant's duties or with the prior written approval of an authorized officer of the Company, Consultant will never, during the term of this Agreement or thereafter, use or disclose any confidential information of the Company, any of its customers or any potential acquisition candidate, including without limitation customer lists, market research, strategic plans or other information or discoveries, inventions, improvements, know-how, methods or other trade secrets, whether developed by Consultant or others. Consultant will comply with the Company's policies and procedures for the protection of confidential information.

     6. USE AND RETURN OF DOCUMENTS. Consultant will not disclose any documents, record, tapes and other media that contain confidential information and will not copy any such material or remove it from the Company's offices except as approved by an authorized officer of the Company. Upon termination of this Agreement, Consultant will return to the Company all copies of documents, records, tapes, and other media that contain confidential information.

     7. REMEDIES. Consultant acknowledges that in the event of a violation by it of this Agreement the harm to the Company could be irreparable. Consultant agrees that, in addition to any other remedies provided by law, the Company will be entitled to obtain injunctive relief against any such violation without having to post a bond.

     8. COMPLETE AGREEMENT. There are no oral representations, understandings, or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Consultant and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by the Company and Consultant, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.

     9. NO WAIVER. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

     10. ASSIGNMENT; BINDING EFFECT. Consultant understands that it may not assign its rights or obligations hereunder without the prior written consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective heirs, successors and assigns. It is further understood and agreed that the Company may be merged or consolidated with another entity and that any such entity shall automatically succeed to the rights, powers and duties of the Company hereunder.

     11. NOTICES. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

               To the Company:              One Riverway
                                            Suite 600
                                            Houston, TX  77056

               To Consultant:               67 Batterymarch St.
                                            Suite 300
                                            Boston, MA 02110

     Notice shall be deemed given and effective seven (7) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 11.

     12. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in the way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

     13. GOVERNING LAW; PLACE OF PERFORMANCE. This Agreement shall in all respects be construed according to the laws of the State of Texas.

       Coach USA, Inc.                        Exel Holdings, Ltd.


       By:/s/ RICHARD KRISTINIK           /s/ PAUL M. VERROCHI
              Richard Kristinik               Paul M. Verrochi
              Chief Executive Officer